EXHIBIT (a)(1)(iii)

PAPER ELECTION FORM

MICREL, INCORPORATED

ELECTION FORM

RE: TENDER OF ELIGIBLE OPTIONS PURSUANT TO THE OFFER TO

EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS FOR REPLACEMENT OPTIONS AND

CASH PAYMENTS

THE OFFER EXPIRES AT 11:59 P.M. PACIFIC TIME ON OCTOBER 30, 2009,

UNLESS THE OFFER IS EXTENDED

Name:

Employee ID:

Before making your election, please make sure you have received, read and understand the documents that make up this Offer, including: (1) the Offer to Exchange Certain Outstanding Options to Purchase Common Stock for a Number of Replacement Options and Cash Payments, dated October 2, 2009 (the “Offer to Exchange”); (2) this Election Form; (3) the Agreement to Terms of Election; (4) the 2003 Incentive Award Plan; (5) Prospectus for the 2003 Incentive Award Plan; and (6) the listing of your eligible options accessed on the Offer website at http://www.participantchoice.com/tenderoffer/Micrel (collectively, the “Offer Documents”). The Offer is subject to the terms of the Offer Documents as they may be amended. The Offer provides eligible employees who hold eligible options the opportunity to exchange these options for new replacement options or a cash payment as set forth in Section 1 of the Offer to Exchange entitled “Eligibility; Number of Options; Offer Expiration Date”. This Offer expires at 11:59 P.M. Pacific Time on October 30, 2009, unless extended.

Offer Documents not attached to the email from Ray Zinn, our Chief Executive Officer, dated October 2, 2009 may be accessed on the Offer website at http://www.participantchoice.com/tenderoffer/Micrel or through the U.S. Securities and Exchange Commission’s website at: http://www.sec.gov.

Details on your eligible options are set forth in the table below.

Grant ID	Original Grant Date	Total Number of Eligible Options	Exercise Price Per Share	Exchange Ratio Per Eligible Option	Total Number of Replacement Options to be Granted in Exchange	Cash Payment to be Made in Exchange	Exchange Entire Eligible Option

☐ Yes ☐ No

☐ Yes ☐ No

☐ Yes ☐ No

☐ Yes ☐ No

☐ Yes ☐ No

☐ Yes ☐ No

☐ Yes ☐ No

☐ Yes ☐ No

In accordance with the terms outlined in the Offer Documents, if you elect to exchange some or all of your eligible options, you will receive new replacement options or a cash payment, as applicable, as determined in accordance with the Offer Documents using the exchange ratios set forth in the Offer Documents (rounded down to the nearest whole number with respect to each new replacement option on a grant-by-grant basis), as described in Section 1 of the Offer to Exchange entitled “Eligibility; Number of Options; Offer Expiration Date.” Your new replacement options will be subject to a new vesting schedule. In the limited cases where your eligible options have a per share exercise price equal to or greater than $16.00, instead of replacement stock options, you will receive a cash payment of $0.05 per share in exchange for surrendered options.

YOU WILL LOSE YOUR RIGHTS TO ALL EXCHANGED OPTIONS THAT ARE CANCELLED UNDER THE OFFER AND EXCHANGED FOR NEW REPLACEMENT OPTIONS OR A CASH PAYMENT.

BY PARTICIPATING, YOU AGREE TO ALL TERMS AND CONDITIONS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

In making this election, you agree that Micrel, your employer, and any third party assisting Micrel with the Offer to Exchange may use, collect and transfer your personal data for the purpose of implementing, administering and managing your participation in the Offer. Such personal data may be transferred to Micrel, your employer, and to any third party assisting Micrel with the Offer, and these recipients may be located in the U.S. or elsewhere.

Please note that you may withdraw or change your election by submitting a new properly completed and signed Election Form prior to the Offer expiration date, which will be 11:59 P.M. Pacific Time on October 30, 2009, unless we extend the Offer.

THE LAST VALID ELECTION THAT YOU MAKE ON OR BEFORE 11:59 P.M. PACIFIC TIME ON OCTOBER 30, 2009 SHALL CONTROL WHETHER YOUR ELIGIBLE OPTIONS WILL BE EXCHANGED.

Your signature and submission of this Election Form indicates that you have read and agreed to the Agreement to the Terms of Election.

(Signature of Optionee or Authorized Signatory)

(Optionee’s Name, please print in full)

Date:                         , 2009

Address:

Email address:

FAX THIS ENTIRE ELECTION FORM TO

(408) 435-2400 NO LATER THAN 11:59 P.M. PACIFIC TIME ON OCTOBER 30, 2009

DELIVERY OF YOUR PAPER ELECTION FORM OTHER THAN VIA FACSIMILE, OR TO A

NUMBER OTHER THAN THE FACSIMILE NUMBER ABOVE, WILL NOT CONSTITUTE VALID

DELIVERY.